Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS QUARTERLY EARNINGS OF $29.4 MILLION

Company Delivers Strong Financial Performance and Balanced Results Across All Key Segments

OLNEY, MARYLAND, October 17, 2019 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income for the third quarter of 2019 of $29.4 million ($0.82 per diluted share) compared to net income of $29.2 million ($0.82 per diluted share) for the third quarter of 2018 and net income of $28.3 million ($0.79 per diluted share) for the second quarter of 2019.

“In the third quarter we executed our business strategies with precision, focus and company-wide coordination. As a result, we delivered growth in every key category and solid financial metrics,” said Daniel J. Schrider, President and Chief Executive Officer. “We continue to succeed in one of the most desirable markets in the country, and we are deepening our presence in Greater Washington through the acquisition of Revere Bank. We are in a tremendous position of strength as we prepare to close out the year and begin preparing the integration of Revere Bank into Sandy Spring Bank.”

Third Quarter Highlights:

•	Total loans at September 30, 2019 increased 3% compared to September 30, 2018. During this period, the impact of the 6% growth in commercial loans was offset by the decline in the mortgage loan portfolio due to the impact of mortgage loan refinance activity driven by the current interest rate environment and the sale of the majority of new mortgage loan production.

•	Total deposits grew 10% from the third quarter of 2018 and compared to the end of 2018. Deposit growth reduced the loan-to-deposit ratio from 111% at year-end 2018 to 102% at the end of the current quarter. The year-to-date deposit growth included a 19% increase in noninterest-bearing deposits and a 45% reduction in wholesale deposits.

•	The provision for loan losses for the current quarter was $1.5 million compared to $1.9 million for the third quarter of 2018 and $1.6 million for the prior quarter of the current year.

•	The net interest margin was 3.51% for the third quarter of 2019, compared to 3.71% for the third quarter of 2018 and 3.54% for the second quarter of 2019. The prior year’s quarterly margin was positively impacted by an interest income recovery of $2.0 million. Excluding the recovery, the net interest margin for the prior year quarter was 3.60%.

•	On September 24, 2019, the Company entered into a definitive agreement and plan of merger pursuant to which Revere Bank will merge with and into Sandy Spring Bank in a transaction valued at approximately $461 million. Revere Bank, headquartered in Rockville, Maryland, has 11 banking offices and more than $2.6 billion in assets (as of June 30, 2019).

•	Quarterly non-interest income increased 24% as compared to the same period in the prior year driven by income from mortgage banking activities that grew 164%. Growth was experienced in almost every other major category of non-interest income for the second consecutive quarter.

•	Non-interest expense for the quarter increased $2.5 million or 6% compared to the same quarter of the prior year. Increases occurred in most major expense categories, notably compensation and benefits driven by incentive-based programs and an increase in marketing costs. A large portion of the overall expense increases were offset by a decrease in FDIC insurance due to the receipt of an assessment credit during the current quarter.

•	The non-GAAP efficiency ratio continued to remain stable at 50.95% for the current quarter as compared to 49.27% for the third quarter of 2018 and 51.71% for the second quarter of 2019. Excluding the previously mentioned interest recovery in the prior year quarter, the non-GAAP efficiency ratio was 50.48%.

Review of Balance Sheet and Credit Quality

At September 30, 2019, total assets amounted to $8.4 billion compared to $8.0 billion at September 30, 2018 and $8.2 billion at December 31, 2018. Total loans at September 30, 2019 were $6.6 billion compared to $6.4 billion at September 30, 2018 and $6.6 billion at December 31, 2018. Overall, the loan portfolio has remained relatively level from December 31, 2018 through September 30, 2019. During this period, commercial loans grew 3% while mortgage loans have declined 2% due to the refinance activity and the strategic decision to sell the majority of new mortgage loan production. During this period, total funded loan production was $618 million. Commercial loans originated year-to-date had total unfunded commitments of $359 million as of September 30, 2019.

Total deposits at September 30, 2019 were $6.5 billion compared to $5.9 billion at both September 30, 2018 and December 31, 2018. The 10% increase from year-end 2018 was driven by increases in the majority of deposit categories. The impact of the increase in deposits and rates during the first nine months of 2019 was partially offset by the benefit realized from an increase in noninterest-bearing deposits and a reduction in wholesale deposits. The increase in deposits enabled the reduction of higher cost borrowings, which declined $533 million from year-end through September 30, 2019, providing a positive impact on net interest income.

Tangible common equity totaled $787 million at September 30, 2019, compared to $711 million at September 30, 2018 as the ratio of tangible common equity to tangible assets grew to 9.74% at September 30, 2019, as compared to 9.26% at September 30, 2018. The Company had a total risk-based capital ratio of 12.70%, a common equity tier 1 risk-based capital ratio of 11.37%, a tier 1 risk-based capital ratio of 11.52% and a tier 1 leverage ratio of 9.96% at September 30, 2019.

The ratio of non-performing loans to total loans increased to 0.61% at September 30, 2019, compared to 0.52% at September 30, 2018. Non-performing loans totaled $40.1 million at September 30, 2019, compared to $33.3 million at September 30, 2018, and $37.7 million at June 30, 2019. The modest growth in non-performing loans over the prior periods occurred primarily as a result of increases in segments of the loan portfolio secured by real estate. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude purchased credit impaired loans acquired in the prior year’s acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”).

Loan charge-offs, net of recoveries, for the third quarter of 2019 totaled $0.6 million. Charge-offs for the third quarter of 2018 were not significant. The allowance for loan losses represented 0.83% of outstanding loans and 137% of non-performing loans at September 30, 2019, compared to 0.79% of outstanding loans and 151% of non-performing loans at September 30, 2018. While non-performing loans increased from September 30, 2018 to the current quarter, the related reserves for those loans remained stable due to adequate collateral values.

Income Statement Review

For the third quarter of 2019, net interest income decreased to $66.8 million compared to $67.6 million for the third quarter of 2018. During this period, interest income increased 3% primarily due to loan growth and interest expense increased 21% related to deposit growth resulting in the decline in net interest income. The net interest margin for the current quarter was 3.51%, compared to the net interest margin for the third quarter of 2018 of 3.71%. The prior year’s quarterly margin was positively impacted by an interest income recovery of $2.0 million. Excluding this recovery, the prior year’s net interest margin was 3.60%. The current quarter’s margin benefited from the decrease in average borrowed funds in addition to an increase in average noninterest-bearing deposits compared to the prior year quarter. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the WashingtonFirst acquisition had a 4 basis point positive effect on the net interest margin for the current period, compared to 8 basis points for the same period of the prior year. The resulting adjusted net interest margin for the current quarter was 3.47% as compared to 3.52% for the prior year quarter.

The provision for loan losses was $1.5 million for the third quarter of 2019, compared to $1.9 million for the third quarter of 2018. The current quarter’s provision reflects the impact of organic loan production and the need to establish a loan loss provision for previously acquired loans that had reached their maturity under their original lending arrangements and were renewed by Sandy Spring Bank.

Non-interest income increased 24% to $18.6 million for the third quarter of 2019, compared to $15.0 million for the third quarter of 2018. The increase in non-interest income was due primarily to the 164% increase in income from mortgage banking activities as the volume of residential mortgages sold increased. Increases occurred in all non-interest income sources during the current quarter, with the exception of income from bank-owned life insurance, which remained level as compared to the third quarter of 2018.

Non-interest expense increased 6% to $44.9 million for the third quarter of 2019, compared to $42.4 million in the third quarter of 2018. The current year quarter included $0.4 million in merger expenses compared to $0.6 million for the prior year quarter. Excluding merger expenses, non-interest expense increased 7% compared to the prior year, driven by higher compensation costs associated with incentive-based sales programs, marketing campaign expenses and an increase in occupancy and equipment costs. A portion of these increases were offset by a decrease in FDIC insurance due to the industry deposit insurance fund reaching the stipulated benchmark levels. The non-GAAP efficiency ratio was 50.95% for the third quarter of 2019, compared to 49.27% for the third quarter of 2018. The non-GAAP efficiency ratio for the prior year quarter was 50.48% after excluding the previously mentioned interest income recovery.

Net interest income for the nine months ended September 30, 2019 increased 3% compared to the first nine months of 2018 due principally to loan growth. During the first nine months of 2019, the net interest margin was 3.55% compared to 3.62% for the prior year period. The first nine months of 2019 included $1.8 million in recovered interest income on acquired credit impaired loans compared to $2.0 million for the same period of the prior year. Excluding the recovered interest income from both periods, the interest margin would have been 3.52% for the current year versus 3.59% for the prior year. Amortization of the fair value adjustments attributable to the WashingtonFirst acquisition had a 5 basis point positive impact on the net interest margin for the nine months ended September 30, 2019, compared to 14 basis points for the prior year period.

The provision for loan losses was $3.0 million for the first nine months of 2019, compared to $5.6 million for the first nine months of 2018. The decrease in the provision for the current period compared to the prior year was primarily the result of the overall improvement in the qualitative credit metrics of the loan portfolio during the previous twelve months in addition to lower loan growth than experienced in the prior year.

Non-interest income was $52.1 million for the first nine months of 2019, compared to $47.0 million for the first nine months of 2018. Excluding life insurance mortality proceeds of $0.6 million and $1.6 million from the first nine months of 2019 and 2018, respectively, non-interest income increased 13%. This increase was driven by income from mortgage banking activities, which increased 77% from the prior year-to-date, to $10.5 million for the nine months ended September 30, 2019, as a result of the rise in mortgage lending activity during 2019. Sales of originated mortgage loans rose 51% during the current period compared to the same period for 2018. Increases also occurred in service charges, wealth management income, insurance commissions and other non-interest income.

Non-interest expense decreased 3% or $4.1 million to $133.0 million for the first nine months of 2019, compared to $137.1 million for the prior year period. The prior year period included $11.8 million in merger expenses. Excluding merger expenses, non-interest expense rose 6%, driven by increases in salaries and benefits, software costs, marketing costs and expenses from outside data services. A portion of the increases in non-interest expense was offset by the decrease in FDIC insurance during the year. The non-GAAP efficiency ratio was 51.36% for the first nine months of 2019 compared to 50.57% for the first nine months of 2018.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•	Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets.
•	The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, merger expenses and securities gains and includes tax-equivalent income.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation table included with this release for details on the earnings impact of these items.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) October 31, 2019. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10135193.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, the largest locally-headquartered community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout central Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:      DSchrider@sandyspringbank.com

                 PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; risks, uncertainties and other factors relating to the acquisition of Revere Bank by Sandy Spring Bancorp, including the ability to obtain regulatory and shareholder approvals and meet other closing conditions to the transaction, and delay in closing the merger; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2018, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Results of Operations:
Net interest income	$66,790	$67,591	(1)%	$199,725	$194,300	3%
Provision for loan losses	1,524	1,890	(19)	3,029	5,620	(46)
Non-interest income	18,573	15,033	24	52,098	47,019	11
Non-interest expense	44,925	42,393	6	133,004	137,116	(3)
Income before income taxes	38,914	38,341	1	115,790	98,583	17
Net income	29,383	29,234	1	87,976	75,298	17

Pre-tax pre-provision pre-merger income (5)	$40,802	$40,811	-	$119,183	$115,969	3

Return on average assets	1.39%	1.45%		1.42%	1.27%
Return on average common equity	10.38%	11.26%		10.71%	9.89%
Net interest margin	3.51%	3.71%		3.55%	3.62%
Efficiency ratio - GAAP basis (1)	52.63%	51.31%		52.82%	56.82%
Efficiency ratio - Non-GAAP basis (1)	50.95%	49.27%		51.36%	50.57%

Per share data:
Basic net income	$0.82	$0.82	-%	$2.46	$2.11	17%
Diluted net income	$0.82	$0.82	-	$2.45	$2.11	16
Average fully diluted shares	35,900,102	35,744,085	-	35,879,584	35,721,702	-
Dividends declared per share	$0.30	$0.28	7	$0.88	$0.82	7
Book value per share	32.00	29.35	9	32.00	29.35	9
Tangible book value per share (5)	22.10	20.03	10	22.10	20.03	10
Outstanding shares	35,625,822	35,521,541	-	35,625,822	35,521,541	-

Financial Condition at period-end:
Investment securities	$946,210	$992,797	(5)%	$946,210	$992,797	(5)%
Loans	6,596,548	6,388,959	3	6,596,548	6,388,959	3
Interest-earning assets	7,742,138	7,428,534	4	7,742,138	7,428,534	4
Assets	8,437,538	8,034,565	5	8,437,538	8,034,565	5
Deposits	6,493,899	5,898,394	10	6,493,899	5,898,394	10
Interest-bearing liabilities	5,093,265	5,042,431	1	5,093,265	5,042,431	1
Stockholders' equity	1,140,041	1,042,716	9	1,140,041	1,042,716	9

Capital ratios:
Tier 1 leverage (4)	9.96%	9.46%		9.96%	9.46%
Tier 1 capital to risk-weighted assets (4)	11.52%	11.18%		11.52%	11.18%
Total regulatory capital to risk-weighted assets (4)	12.70%	12.38%		12.70%	12.38%
Common equity tier 1 capital to risk-weighted assets (4)	11.37%	11.02%		11.37%	11.02%
Tangible common equity to tangible assets (2)	9.74%	9.26%		9.74%	9.26%
Average equity to average assets	13.42%	12.90%		13.22%	12.85%

Credit quality ratios:
Allowance for loan losses to loans	0.83%	0.79%		0.83%	0.79%
Non-performing loans to total loans	0.61%	0.52%		0.61%	0.52%
Non-performing assets to total assets	0.49%	0.44%		0.49%	0.44%
Allowance for loan losses to non-performing loans	137.05%	151.35%		137.05%	151.35%
Annualized net charge-offs to average loans (3)	0.03%	0.00%		0.03%	0.01%

(1)	The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at September 30, 2019.
(5)	Represents a Non-GAAP measure.

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2019	2018	2019	2018
Pre-tax pre-provision pre-merger income:
Net income	$29,383	$29,234	$87,976	$75,298
Plus non-GAAP adjustments:
Merger expenses	364	580	364	11,766
Income taxes	9,531	9,107	27,814	23,285
Provision for loan losses	1,524	1,890	3,029	5,620
Pre-tax pre-provision pre-merger income	$40,802	$40,811	$119,183	$115,969

Efficiency ratio - GAAP basis:
Non-interest expense	$44,925	$42,393	$133,004	$137,116

Net interest income plus non-interest income	$85,363	$82,624	$251,823	$241,319

Efficiency ratio - GAAP basis	52.63%	51.31%	52.82%	56.82%

Efficiency ratio - Non-GAAP basis:
Non-interest expense	$44,925	$42,393	$133,004	$137,116
Less non-GAAP adjustments:
Amortization of intangible assets	491	540	1,465	1,622
Merger expenses	364	580	364	11,766
Non-interest expense -as adjusted	$44,070	$41,273	$131,175	$123,728

Net interest income plus non-interest income	$85,363	$82,624	$251,823	$241,319
Plus non-GAAP adjustment:
Tax-equivalent income	1,147	1,221	3,597	3,483
Less non-GAAP adjustment:
Securities gains	15	82	20	145
Net interest income plus non-interest income - as adjusted	$86,495	$83,763	$255,400	$244,657

Efficiency ratio - Non-GAAP basis	50.95%	49.27%	51.36%	50.57%

Tangible common equity ratio:
Total stockholders’ equity	$1,140,041	$1,042,716	$1,140,041	$1,042,716
Accumulated other comprehensive loss	2,708	24,420	2,708	24,420
Goodwill	(347,149)	(345,422)	(347,149)	(345,422)
Other intangible assets, net	(8,322)	(10,327)	(8,322)	(10,327)
Tangible common equity	$787,278	$711,387	$787,278	$711,387

Total assets	$8,437,538	$8,034,565	$8,437,538	$8,034,565
Goodwill	(347,149)	(345,422)	(347,149)	(345,422)
Other intangible assets, net	(8,322)	(10,327)	(8,322)	(10,327)
Tangible assets	$8,082,067	$7,678,816	$8,082,067	$7,678,816

Tangible common equity ratio	9.74%	9.26%	9.74%	9.26%

Outstanding common shares	35,625,822	35,521,541	35,625,822	35,521,541
Tangible book value per common share	$22.10	$20.03	$22.10	$20.03

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	September 30,	December 31,	September 30,
(Dollars in thousands)	2019	2018	2018
Assets
Cash and due from banks	$89,377	$67,014	$63,380
Federal funds sold	253	609	2,055
Interest-bearing deposits with banks	120,306	33,858	13,142
Cash and cash equivalents	209,936	101,481	78,577
Residential mortgage loans held for sale (at fair value)	78,821	22,773	31,581
Investments available-for-sale (at fair value)	894,272	937,335	926,723
Other equity securities	51,938	73,389	66,074
Total loans	6,596,548	6,571,634	6,388,959
Less: allowance for loan losses	(54,992)	(53,486)	(50,409)
Net loans	6,541,556	6,518,148	6,338,550
Premises and equipment, net	59,487	61,942	62,098
Other real estate owned	1,482	1,584	2,118
Accrued interest receivable	23,438	24,609	24,058
Goodwill	347,149	347,149	345,422
Other intangible assets, net	8,322	9,788	10,327
Other assets	221,137	145,074	149,037
Total assets	$8,437,538	$8,243,272	$8,034,565

Liabilities
Noninterest-bearing deposits	$2,081,435	$1,750,319	$1,902,537
Interest-bearing deposits	4,412,464	4,164,561	3,995,857
Total deposits	6,493,899	5,914,880	5,898,394
Securities sold under retail repurchase agreements and federal funds purchased	126,008	327,429	142,669
Advances from FHLB	517,477	848,611	866,445
Subordinated debentures	37,316	37,425	37,460
Accrued interest payable and other liabilities	122,797	47,024	46,881
Total liabilities	7,297,497	7,175,369	6,991,849

Stockholders’ Equity
Common stock – par value $1.00; shares authorized 100,000,000; shares issued and outstanding 35,625,822, 35,530,734 and 35,521,541 at September 30, 2019, December 31, 2018 and September 30, 2018, respectively	35,626	35,531	35,522
Additional paid in capital	609,103	606,573	605,623
Retained earnings	498,020	441,553	425,991
Accumulated other comprehensive loss	(2,708)	(15,754)	(24,420)
Total stockholders’ equity	1,140,041	1,067,903	1,042,716
Total liabilities and stockholders’ equity	$8,437,538	$8,243,272	$8,034,565

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2019	2018	2019	2018
Interest Income:
Interest and fees on loans	$79,167	$76,786	$239,028	$215,050
Interest on loans held for sale	572	336	1,145	983
Interest on deposits with banks	783	211	1,405	1,082
Interest and dividends on investment securities:
Taxable	5,221	5,112	16,302	15,297
Exempt from federal income taxes	1,337	1,921	4,591	6,035
Interest on federal funds sold	2	8	8	28
Total interest income	87,082	84,374	262,479	238,475
Interest Expense:
Interest on deposits	16,332	10,773	46,958	26,583
Interest on retail repurchase agreements and federal funds purchased	257	383	945	599
Interest on advances from FHLB	3,222	5,141	13,389	15,557
Interest on subordinated debt	481	486	1,462	1,436
Total interest expense	20,292	16,783	62,754	44,175
Net interest income	66,790	67,591	199,725	194,300
Provision for loan losses	1,524	1,890	3,029	5,620
Net interest income after provision for loan losses	65,266	65,701	196,696	188,680
Non-interest Income:
Investment securities gains	15	82	20	145
Service charges on deposit accounts	2,516	2,316	7,265	6,865
Mortgage banking activities	4,408	1,672	10,541	5,943
Wealth management income	5,493	5,344	16,268	15,792
Insurance agency commissions	2,116	2,016	5,281	5,020
Income from bank owned life insurance	662	663	2,505	3,664
Bank card fees	1,462	1,436	4,181	4,199
Other income	1,901	1,504	6,037	5,391
Total non-interest income	18,573	15,033	52,098	47,019
Non-interest Expense:
Salaries and employee benefits	26,234	24,488	77,699	73,064
Occupancy expense of premises	4,816	4,355	14,807	13,939
Equipment expenses	2,641	2,441	7,929	6,909
Marketing	1,541	770	3,371	2,863
Outside data services	1,973	1,736	5,713	4,840
FDIC insurance	(83)	1,257	2,137	3,840
Amortization of intangible assets	491	540	1,465	1,622
Merger expenses	364	580	364	11,766
Professional fees and services	1,546	1,351	4,425	4,090
Other expenses	5,402	4,875	15,094	14,183
Total non-interest expense	44,925	42,393	133,004	137,116
Income before income taxes	38,914	38,341	115,790	98,583
Income tax expense	9,531	9,107	27,814	23,285
Net income	$29,383	$29,234	$87,976	$75,298

Net Income Per Share Amounts:
Basic net income per share	$0.82	$0.82	$2.46	$2.11
Diluted net income per share	$0.82	$0.82	$2.45	$2.11
Dividends declared per share	$0.30	$0.28	$0.88	$0.82

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2019			2018
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$88,229	$88,423	$89,424	$86,839	$85,595	$79,774	$76,589
Interest expense	20,292	21,029	21,433	19,462	16,783	14,779	12,613
Tax-equivalent net interest income	67,937	67,394	67,991	67,377	68,812	64,995	63,976
Tax-equivalent adjustment	1,147	1,209	1,241	1,232	1,221	1,177	1,085
Provision (credit) for loan losses	1,524	1,633	(128)	3,403	1,890	1,733	1,997
Non-interest income	18,573	16,556	16,969	14,030	15,033	14,868	17,118
Non-interest expense	44,925	43,887	44,192	42,667	42,393	45,082	49,641
Income before income taxes	38,914	37,221	39,655	34,105	38,341	31,871	28,371
Income tax expense	9,531	8,945	9,338	8,539	9,107	7,472	6,706
Net income	$29,383	$28,276	$30,317	$25,566	$29,234	$24,399	$21,665
Financial Performance:
Pre-tax pre-provision pre-merger income	$40,802	$38,854	$39,527	$37,508	$40,811	$35,832	$39,326
Return on average assets	1.39%	1.37%	1.49%	1.25%	1.45%	1.23%	1.12%
Return on average common equity	10.38%	10.32%	11.46%	9.70%	11.26%	9.66%	8.70%
Net interest margin	3.51%	3.54%	3.60%	3.57%	3.71%	3.56%	3.58%
Efficiency ratio - GAAP basis (1)	52.63%	53.04%	52.79%	53.22%	51.31%	57.29%	62.04%
Efficiency ratio - Non-GAAP basis (1)	50.95%	51.71%	51.44%	51.78%	49.27%	52.98%	49.54%
Per Share Data:
Basic net income per share	$0.82	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Diluted net income per share	$0.82	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Average fully diluted shares	35,900,102	35,890,437	35,806,459	35,747,478	35,744,085	35,743,927	35,683,542
Dividends declared per common share	$0.30	$0.30	$0.28	$0.28	$0.28	$0.28	$0.26
Non-interest Income:
Securities gains	$15	$5	$-	$45	$82	$-	$63
Service charges on deposit accounts	2,516	2,442	2,307	2,459	2,316	2,290	2,259
Mortgage banking activities	4,408	3,270	2,863	1,130	1,672	2,064	2,207
Wealth management income	5,493	5,539	5,236	5,492	5,344	5,387	5,061
Insurance agency commissions	2,116	1,265	1,900	1,138	2,016	1,180	1,824
Income from bank owned life insurance	662	654	1,189	663	663	670	2,331
Bank card fees	1,462	1,467	1,252	1,368	1,436	1,393	1,370
Other income	1,901	1,914	2,222	1,735	1,504	1,884	2,003
Total Non-interest Income	$18,573	$16,556	$16,969	$14,030	$15,033	$14,868	$17,118
Non-interest Expense:
Salaries and employee benefits	$26,234	$25,489	$25,976	$23,934	$24,488	$24,664	$23,912
Occupancy expense of premises	4,816	4,760	5,231	4,413	4,355	4,642	4,942
Equipment expenses	2,641	2,712	2,576	2,426	2,441	2,243	2,225
Marketing	1,541	887	943	1,061	770	945	1,148
Outside data services	1,973	1,962	1,778	1,763	1,736	1,707	1,397
FDIC insurance	(83)	1,084	1,136	1,255	1,257	1,390	1,193
Amortization of intangible assets	491	483	491	540	540	541	541
Merger expenses	364	-	-	-	580	2,228	8,958
Professional fees and services	1,546	1,634	1,245	1,966	1,351	1,699	1,040
Other expenses	5,402	4,876	4,816	5,309	4,875	5,023	4,285
Total Non-interest Expense	$44,925	$43,887	$44,192	$42,667	$42,393	$45,082	$49,641

(1)	The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2019			2018
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,199,275	$1,241,081	$1,249,968	$1,228,247	$1,181,427	$1,106,674	$992,287
Residential construction loans	150,692	171,106	176,388	186,785	188,779	197,372	215,445
Commercial AD&C loans	678,906	658,709	688,939	681,201	631,589	609,266	564,871
Commercial investor real estate loans	2,036,021	1,994,027	1,962,879	1,958,395	1,924,397	1,923,827	1,928,439
Commercial owner occupied real estate loans	1,278,505	1,224,986	1,216,713	1,202,903	1,201,673	1,184,421	1,174,739
Commercial business loans	772,619	772,158	769,660	796,264	738,083	702,939	652,797
Consumer loans	480,530	489,176	505,443	517,839	523,011	525,574	532,973
Total loans	6,596,548	6,551,243	6,569,990	6,571,634	6,388,959	6,250,073	6,061,551
Allowance for loan losses	(54,992)	(54,024)	(53,089)	(53,486)	(50,409)	(48,493)	(46,931)
Loans held for sale	78,821	50,511	24,998	22,773	31,581	40,000	28,486
Investment securities	946,210	955,715	987,299	1,010,724	992,797	1,017,274	1,040,339
Interest-earning assets	7,742,138	7,713,364	7,648,654	7,639,598	7,428,534	7,532,664	7,285,731
Total assets	8,437,538	8,398,519	8,327,900	8,243,272	8,034,565	8,152,600	7,894,918
Noninterest-bearing demand deposits	2,081,435	2,023,614	1,813,708	1,750,319	1,902,537	1,910,690	1,767,523
Total deposits	6,493,899	6,389,749	6,224,523	5,914,880	5,898,394	5,837,826	5,627,206
Customer repurchase agreements	126,008	150,604	122,626	137,429	142,669	139,647	149,323
Total interest-bearing liabilities	5,093,265	5,136,860	5,297,108	5,378,026	5,042,431	5,168,055	5,057,645
Total stockholders' equity	1,140,041	1,119,445	1,095,848	1,067,903	1,042,716	1,026,349	1,014,608
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,215,132	$1,244,086	$1,230,319	$1,188,135	$1,122,946	$1,034,062	$1,117,478
Residential construction loans	162,196	174,095	189,720	202,710	215,578	223,171	193,327
Commercial AD&C loans	651,905	686,282	676,205	647,115	632,354	576,076	582,876
Commercial investor real estate loans	1,982,979	1,960,919	1,964,699	1,936,936	1,905,427	1,924,759	1,988,340
Commercial owner occupied real estate loans	1,258,000	1,215,632	1,207,799	1,196,506	1,190,865	1,184,409	940,065
Commercial business loans	786,150	756,594	780,318	751,754	700,791	666,280	657,372
Consumer loans	486,865	505,235	515,644	522,453	524,605	531,965	538,198
Total loans	6,543,227	6,542,843	6,564,704	6,445,609	6,292,566	6,140,722	6,017,656
Loans held for sale	61,870	37,121	17,846	21,923	29,939	25,403	35,768
Investment securities	941,048	964,863	1,010,940	986,146	996,365	1,028,306	1,062,325
Interest-earning assets	7,690,629	7,619,240	7,627,187	7,495,338	7,372,536	7,311,272	7,212,878
Total assets	8,370,789	8,294,883	8,258,116	8,104,916	7,986,525	7,926,735	7,841,611
Noninterest-bearing demand deposits	1,909,884	1,796,802	1,682,720	1,766,672	1,822,931	1,796,644	1,651,258
Total deposits	6,405,762	6,247,409	5,952,942	5,822,580	5,783,992	5,657,420	5,489,715
Customer repurchase agreements	138,736	141,865	129,059	146,637	139,809	148,539	136,694
Total interest-bearing liabilities	5,202,876	5,269,209	5,403,946	5,230,254	5,076,717	5,058,016	5,116,904
Total stockholders' equity	1,123,185	1,099,078	1,073,291	1,045,378	1,030,167	1,013,081	1,010,106
Financial Measures:
Average equity to average assets	13.42%	13.25%	13.00%	12.90%	12.90%	12.78%	12.88%
Investment securities to earning assets	12.22%	12.39%	12.91%	13.23%	13.36%	13.50%	14.28%
Loans to earning assets	85.20%	84.93%	85.90%	86.02%	86.01%	82.97%	83.20%
Loans to assets	78.18%	78.00%	78.89%	79.72%	79.52%	76.66%	76.78%
Loans to deposits	101.58%	102.53%	105.55%	111.10%	108.32%	107.06%	107.72%
Capital Measures:
Tier 1 leverage (1)	9.96%	9.80%	9.61%	9.50%	9.46%	9.27%	9.21%
Tier 1 capital to risk-weighted assets (1)	11.52%	11.59%	11.35%	11.06%	11.18%	11.01%	11.08%
Total regulatory capital to risk-weighted assets (1)	12.70%	12.79%	12.54%	12.26%	12.38%	12.19%	12.27%
Common equity tier 1 capital to risk-weighted assets (1)	11.37%	11.43%	11.19%	10.90%	11.02%	10.85%	10.92%
Book value per share	$32.00	$31.43	$30.82	$30.06	$29.35	$28.90	$28.61
Outstanding shares	35,625,822	35,614,953	35,557,110	35,530,734	35,521,541	35,511,943	35,463,269

(1) Estimated ratio at September 30, 2019

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2019			2018
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$17	$-	$-	$49	$150	$6	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	1,261	-	-
Commercial investor real estate	1,201	1,248	-	-	-	-	-
Commercial owner occupied real estate	-	-	90	-	13	112	-
Consumer	-	-	-	219	563	-	126
Residential real estate:
Residential mortgage	-	-	221	221	-	-	-
Residential construction	-	-	-	-	-	-	-
Total loans 90 days past due	1,218	1,248	311	489	1,987	118	126
Non-accrual loans:
Commercial business	6,393	7,083	8,013	7,086	6,352	6,883	6,634
Commercial real estate:
Commercial AD&C	829	1,990	3,306	3,306	136	136	136
Commercial investor real estate	8,454	6,409	6,071	5,355	5,861	5,878	5,813
Commercial owner occupied real estate	3,810	3,766	5,992	4,234	3,352	3,440	3,524
Consumer	4,561	4,439	4,081	4,107	4,098	4,298	3,244
Residential real estate:
Residential mortgage	12,574	10,625	9,704	9,336	9,134	6,251	7,063
Residential construction	-	-	156	159	163	168	174
Total non-accrual loans	36,621	34,312	37,323	33,583	29,096	27,054	26,588
Total restructured loans - accruing	2,287	2,133	2,479	1,942	2,224	1,663	2,678
Total non-performing loans	40,126	37,693	40,113	36,014	33,307	28,835	29,392
Other assets and real estate owned (OREO)	1,482	1,486	1,410	1,584	2,118	2,361	2,761
Total non-performing assets	$41,608	$39,179	$41,523	$37,598	$35,425	$31,196	$32,153

	For the Quarter Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2019	2019	2018	2018	2018	2018
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$34,312	$37,323	$33,583	$29,096	$27,054	$26,588	$26,336
Non-accrual balances transferred to OREO	-	(195)	-	-	-	-	(289)
Non-accrual balances charged-off	(705)	(604)	(227)	(360)	(91)	(144)	(411)
Net payments or draws	(2,903)	(5,517)	(1,786)	(1,126)	(1,777)	(1,635)	(357)
Loans placed on non-accrual	6,015	3,396	6,202	5,973	4,193	2,245	1,309
Non-accrual loans brought current	(98)	(91)	(449)	-	(283)	-	-
Balance at end of period	$36,621	$34,312	$37,323	$33,583	$29,096	$27,054	$26,588

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$54,024	$53,089	$53,486	$50,409	$48,493	$46,931	$45,257
Provision (credit) for loan losses	1,524	1,633	(128)	3,403	1,890	1,733	1,997
Less loans charged-off, net of recoveries:
Commercial business	389	735	7	(9)	(49)	(73)	322
Commercial real estate:
Commercial AD&C	(224)	(4)	-	-	-	-	(62)
Commercial investor real estate	(3)	(3)	(7)	109	(49)	(8)	(8)
Commercial owner occupied real estate	-	-	-	-	-	-	-
Consumer	187	(18)	182	45	85	244	99
Residential real estate:
Residential mortgage	209	(10)	89	183	(11)	13	(22)
Residential construction	(2)	(2)	(2)	(2)	(2)	(5)	(6)
Net charge-offs	556	698	269	326	(26)	171	323
Balance at end of period	$54,992	$54,024	$53,089	$53,486	$50,409	$48,493	$46,931

Asset Quality Ratios:
Non-performing loans to total loans	0.61%	0.58%	0.61%	0.55%	0.52%	0.46%	0.48%
Non-performing assets to total assets	0.49%	0.47%	0.50%	0.46%	0.44%	0.38%	0.41%
Allowance for loan losses to loans	0.83%	0.82%	0.81%	0.81%	0.79%	0.78%	0.77%
Allowance for loan losses to non-performing loans	137.05%	143.33%	132.35%	148.51%	151.35%	168.17%	159.67%
Annualized net charge-offs to average loans	0.03%	0.04%	0.02%	0.02%	0.00%	0.01%	0.02%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,215,132	$11,649	3.83%	$1,122,946	$10,485	3.73%
Residential construction loans	162,196	1,746	4.27	215,578	2,160	3.98
Total mortgage loans	1,377,328	13,395	3.89	1,338,524	12,645	3.77
Commercial AD&C loans	651,905	9,705	5.91	632,354	9,185	5.76
Commercial investor real estate loans	1,982,979	24,342	4.87	1,905,427	25,735	5.36
Commercial owner occupied real estate loans	1,258,000	15,749	4.97	1,190,865	14,484	4.83
Commercial business loans	786,150	10,350	5.22	700,791	9,196	5.21
Total commercial loans	4,679,034	60,146	5.10	4,429,437	58,600	5.25
Consumer loans	486,865	6,132	5.00	524,605	6,011	4.59
Total loans (2)	6,543,227	79,673	4.84	6,292,566	77,256	4.88
Loans held for sale	61,870	572	3.70	29,939	336	4.49
Taxable securities	744,461	5,504	2.95	720,317	5,342	2.97
Tax-exempt securities (3)	196,587	1,695	3.45	276,048	2,442	3.54
Total investment securities (4)	941,048	7,199	3.06	996,365	7,784	3.12
Interest-bearing deposits with banks	143,865	783	2.16	51,683	211	1.62
Federal funds sold	619	2	1.42	1,983	8	1.58
Total interest-earning assets	7,690,629	88,229	4.56	7,372,536	85,595	4.61

Less: allowance for loan losses	(54,147)			(49,194)
Cash and due from banks	64,154			64,653
Premises and equipment, net	60,537			62,452
Other assets	609,616			536,078
Total assets	$8,370,789			$7,986,525

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$749,720	545	0.29%	$703,905	231	0.13%
Regular savings deposits	326,913	110	0.13	347,299	93	0.11
Money market savings deposits	1,781,173	6,721	1.50	1,625,481	5,330	1.30
Time deposits	1,638,072	8,956	2.17	1,284,376	5,119	1.58
Total interest-bearing deposits	4,495,878	16,332	1.44	3,961,061	10,773	1.08
Other borrowings	146,939	257	0.69	188,133	383	0.81
Advances from FHLB	522,719	3,222	2.45	890,040	5,141	2.29
Subordinated debentures	37,340	481	5.15	37,483	486	5.19
Total interest-bearing liabilities	5,202,876	20,292	1.55	5,076,717	16,783	1.31

Noninterest-bearing demand deposits	1,909,884			1,822,931
Other liabilities	134,844			56,710
Stockholders' equity	1,123,185			1,030,167
Total liabilities and stockholders' equity	$8,370,789			$7,986,525

Net interest income and spread		$67,937	3.01%		$68,812	3.30%
Less: tax-equivalent adjustment		1,147			1,221
Net interest income		$66,790			$67,591

Interest income/earning assets			4.56%			4.61%
Interest expense/earning assets			1.05			0.90
Net interest margin			3.51%			3.71%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.2 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,229,790	$35,408	3.84%	$1,091,515	$30,280	3.70%
Residential construction loans	175,236	5,582	4.26	210,774	6,203	3.93
Total mortgage loans	1,405,026	40,990	3.89	1,302,289	36,483	3.74
Commercial AD&C loans	671,375	29,853	5.95	597,283	25,592	5.73
Commercial investor real estate loans	1,969,599	74,428	5.05	1,939,205	71,824	4.95
Commercial owner occupied real estate loans	1,227,327	44,975	4.90	1,106,032	39,051	4.72
Commercial business loans	774,375	31,479	5.43	674,973	26,052	5.16
Total commercial loans	4,642,676	180,735	5.20	4,317,493	162,519	5.03
Consumer loans	502,476	18,797	5.00	531,539	17,310	4.41
Total loans (2)	6,550,178	240,522	4.91	6,151,321	216,312	4.70
Loans held for sale	39,107	1,145	3.91	30,349	983	4.32
Taxable securities	752,518	17,169	3.04	738,580	15,891	2.87
Tax-exempt securities (3)	219,510	5,827	3.54	290,177	7,662	3.52
Total investment securities (4)	972,028	22,996	3.15	1,028,757	23,553	3.05
Interest-bearing deposits with banks	83,981	1,405	2.24	86,446	1,082	1.67
Federal funds sold	623	8	1.78	2,607	28	1.41
Total interest-earning assets	7,645,917	266,076	4.65	7,299,480	241,958	4.43

Less: allowance for loan losses	(53,440)			(47,533)
Cash and due from banks	64,227			69,301
Premises and equipment, net	61,039			61,507
Other assets	590,186			535,778
Total assets	$8,307,929			$7,918,533

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$733,872	1,305	0.24%	$730,520	657	0.12%
Regular savings deposits	330,377	321	0.13	390,231	488	0.17
Money market savings deposits	1,710,520	19,617	1.53	1,520,953	13,028	1.15
Time deposits	1,629,716	25,715	2.11	1,245,510	12,410	1.33
Total interest-bearing deposits	4,404,485	46,958	1.43	3,887,214	26,583	0.91
Other borrowings	158,279	945	0.80	158,939	599	0.50
Advances from FHLB	689,224	13,389	2.60	1,000,060	15,557	2.08
Subordinated debentures	37,376	1,462	5.22	37,518	1,436	5.11
Total interest-bearing liabilities	5,289,364	62,754	1.59	5,083,731	44,175	1.16

Noninterest-bearing demand deposits	1,797,301			1,757,573
Other liabilities	122,564			59,371
Stockholders' equity	1,098,700			1,017,858
Total liabilities and stockholders' equity	$8,307,929			$7,918,533

Net interest income and spread		$203,322	3.06%		$197,783	3.27%
Less: tax-equivalent adjustment		3,597			3,483
Net interest income		$199,725			$194,300

Interest income/earning assets			4.65%			4.43%
Interest expense/earning assets			1.10			0.81
Net interest margin			3.55%			3.62%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.6 million and $3.5 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.